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                                                                   Exhibit 99.1


                               MEGABIOS CORP.
                  PROXY for Special Meeting of Stockholders
                        To Be Held [_________], 1999
P       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
R
O    The undersigned stockholder of MEGABIOS CORP., a Delaware corporation,
X hereby acknowledges receipt of the Notice of Special Meeting of Stockholders
Y and Joint Proxy Statement/Prospectus, each dated [___________], 199__, and hereby appoints Benjamin F. McGraw III and Bennet L. Weintraub proxies and attorneys-in-fact, each with full power of substitution, on behalf of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of MEGABIOS CORP. to be held at 863A Mitten Road, Burlingame, California, on _______________, _______________, 1999 at __:00 a.m., local time, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present, on all matters set forth on the reverse side hereof.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREIN. IF NO SPECIFICATION IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE PERSONS AND THE PROPOSALS ON THE REVERSE SIDE HEREOF AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OF STOCKHOLDERS AS THE PROXYHOLDER DEEMS ADVISABLE.

                                                                SEE REVERSE
                     CONTINUED AND TO BE SIGNED ON REVERSE SIDE    SIDE

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\X\ Please mark
    votes as in
    this example.


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
    1. Proposal to approve the issuance of shares of common stock, $0.001 par value per share, of Megabios Corp., a Delaware corporation ("Megabios"), pursuant to the Agreement and Plan of Merger and Reorganization, dated as of October 24, 1998 and amended as of November 24, 1998, by and among Megabios, GeneMedicine, Inc., a Delaware corporation (GeneMedicine) and Montana Acquisition Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Megabios (Merger
       Sub) which provides for the merger of Merger Sub with and into GeneMedicine pursuant to which GeneMedicine will become a wholly-owned subsidiary of Megabios.

    2. To vote or otherwise represent the shares on any and all other business which may properly come before the Special Meeting of Stockholders or any adjournment or adjournments thereof, according and in the discretion of the proxyholder.


For  Against Abstain MARK HERE FOR ADDRESS CHANGE
\ \  \ \     \ \     AND NOTE NEW ADDRESS IN SPACE BELOW. \ \

                     Please mark, sign, date and return the proxy card promptly using the enclosed envelope.


                     Note: Please sign exactly as you name appears on your stock certificate. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should insert their titles.


Signature _________________________________ Date _________  Signature ________________________________ Date _________
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